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                                                                   Exhibit 10(a)



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent auditors" in the Post-Effective Amendment No. 7 to the Registration Statement (Form N-4 No. 333-10805), which is incorporated by reference into Post-Effective Amendment No. 8, and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated (a) March 10, 2000, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and
(b) March 24, 2000, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.

                                                              Ernst & Young LLP


Fort Wayne, Indiana
August 2, 2000